As filed with the Securities and Exchange Commission on April 22, 2016.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

form 8-A

for registration of certain classes of securities

pursuant to section 12(b) or 12(g) of

the securities exchange act of 1934

__________________________

UNITED DEVELOPMENT FUNDING INCOME FUND V

(Exact Name of Registrant as Specified in its Charter)

Maryland (State of Incorporation or Organization)	46-3890365 (I.R.S. Employer Identification Number)

1301 Municipal Way, Suite 100, Grapevine, Texas (Address of Principal Executive Offices)	76051 (Zip Code)

___________________________

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of Class to Be Registered)	(Name of Exchange on Which Class Is to Be Registered)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: Registration No. 333-194162

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares of Beneficial Interest, $0.01 par value per share

(Title of Class to Be Registered)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

United Development Funding Income Fund V (the “Registrant”) hereby incorporates by reference herein the description of the Registrant’s common shares of beneficial interest, $0.01 par value per share, set forth under the caption “Description of Shares,” in the prospectus contained in the Registrant’s Registration Statement on Form S-11, as declared effective by the Securities and Exchange Commission on July 25, 2014 (Registration No. 333-194162) and all amendments and supplements to such registration statement subsequently filed with the Securities and Exchange Commission, including any prospectus or prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have previously been filed with the Securities and Exchange Commission.

Exhibit Number	Description
1.	Articles of Amendment and Restatement of United Development Funding Income Fund V (previously filed in and incorporated by reference to Exhibit 3.1 to Pre-effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-194162, filed on June 6, 2014)
2.	Bylaws of United Development Funding Income Fund V (previously filed in and incorporated by reference to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-194162, filed on February 26, 2014)
3.	Agreement of Limited Partnership of UDF V OP, L.P. (previously filed in and incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-194162, filed on February 26, 2014)
4.	Form of Subscription Agreement of United Development Funding Income Fund V (previously filed in and incorporated by reference to Exhibit B to the Registrant’s prospectus dated April 30, 2015 filed pursuant to Rule 424(b)(3), Commission File No. 333-194162, filed on April 30, 2015)
5.	Distribution Reinvestment Plan of United Development Funding Income Fund V (previously filed in and incorporated by reference to Exhibit C to the Registrant’s prospectus dated April 30, 2015 filed pursuant to Rule 424(b)(3), Commission File No. 333-194162, filed on April 30, 2015)
6.	Share Repurchase Program (previously filed in and incorporated by reference from the description under “Description of Shares – Share Repurchase Program” in the Registrant’s prospectus dated April 30, 2015 filed pursuant to Rule 424(b)(3), Commission File No. 333-194162, filed on April 30, 2015)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNITED DEVELOPMENT FUNDING INCOME FUND V

	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer
Date: April 22, 2016